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                                                                    Exhibit 99.1

Press Release Source:                                      Ark Restaurants Corp.

Ark Restaurants to Broadcast Review of Third Quarter
Results over the Internet
Thursday July 31, 2:00 pm ET


NEW YORK--(BUSINESS WIRE)--July 31, 2003--Ark Restaurants Corp. (Nasdaq:
ARKR - NEWS) today announced that the Company will broadcast its conference call to discuss third quarter results over the Internet. The broadcast will be held on Tuesday, August 5, 2003 at 4:30 p.m. Eastern Time, and will be hosted by Michael Weinstein, President and CEO. To access the broadcast, please visit http://www.viavid.net. A replay of the broadcast will be available within one hour of the call.

Ark Restaurants owns and operates 25 restaurants, 12 fast food concepts, catering operations and wholesale and retail bakeries. Twelve restaurants are located in New York City; 8 in Las Vegas, Nevada; 4 in Washington, DC; and one in Islamorada, Florida. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the Resort's room service, banquet facilities, employee dining room and eight food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. The company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center.


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Contact:
     Ark Restaurants Corp., New York
     Robert Towers, 212-206-8800
     or
     Integrated Corporate Relations, Westport
     Tom Ryan or Don Duffy
     203-222-9013